Exhibit 99

TI continues to return cash to shareholders with 13% dividend increase
DALLAS (Sept. 18, 2014) -Texas Instruments Incorporated (TI) (NASDAQ: TXN) today said it will raise its quarterly cash dividend by 13 percent, from $0.30 per share to $0.34, or $1.36 annualized. The higher dividend will be payable November 17, 2014, to stockholders of record on October 31, 2014, contingent upon formal declaration by the Board of Directors at its regular meeting in October.
This dividend increase is a continuing outgrowth of TI’s capital management strategy. With its focus on analog and embedded processing semiconductors and their lower capital needs, TI’s business model allows the company to consistently generate cash and return it to shareholders through both dividends and share repurchases.
TI has a strong history of returning cash to its shareholders. The company has increased the dividend every year for the past 11 years, and its share repurchases have reduced its outstanding share count by 38 percent since the beginning of 2005.
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Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in markets such as personal electronics, especially the mobile phone sector, and industrial;

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TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

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Violations of or changes in the complex laws, regulations and policies to which our global operations are subject, and economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

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Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

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Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Financial difficulties of our distributors or their promotion of competing product lines to TI’s detriment;

•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;

•	Customer demand that differs from our forecasts;

•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

•	Impairments of our non-financial assets;

•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

•	TI’s ability to recruit and retain skilled personnel;

•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•	TI’s obligation to make principal and interest payments on its debt;

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TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-K for the year ended December 31, 2013. The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
About Texas Instruments
Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors.  By employing the world’s brightest minds, TI creates innovations that shape the future of technology.  TI is helping more than 100,000 customers transform the future, today.  Learn more at www.ti.com.